UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 27, 2012

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)             On September 27, 2012, the Board of Directors (Board) of Pepco Holdings, Inc. (PHI) increased the size of the Board from 12 to 13 directors and selected H. Russell Frisby, Jr. to fill the vacancy created thereby, to serve until the 2013 Annual Meeting of Stockholders, and until his successor shall have been elected and qualified.

Mr. Frisby is currently a partner in the Energy and Telecommunications Group of the law firm Stinson Morrison Hecker LLP.  Before joining Stinson Morrison Hecker in 2008, Mr. Frisby was a partner with the law firms of Fleischman and Harding LLP from 2006 to 2008, and Kilpatrick & Lockhart Nicholson Graham LLP from 2005 to 2006.  From 1998 to 2005, Mr. Frisby was the President and Chief Executive Officer of the Competitive Telecommunications Association.  Before his service in that position, he served as Chairman of the Maryland Public Service Commission.  Mr. Frisby also served as a director of PAETEC Holding Corp. from February 2007 until its acquisition by Windstream Corp. in November 2011.

There is no arrangement or understanding between Mr. Frisby and any other persons pursuant to which he was selected as a director.  There are no transactions between PHI and Mr. Frisby reportable under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Frisby was also appointed to the Finance Committee of the Board.  In addition, by virtue of his service on the Board, Mr. Frisby will also be a member of PHI’s Service Reliability Committee.

As a non-management director, Mr. Frisby will receive an annual retainer of $50,000 in cash and $65,000 in common stock (prorated for 2012).  The equity compensation is to be paid in the form of restricted stock unit awards under the PHI 2012 Long-Term Incentive Plan (the 2012 LTIP).  In addition, Mr. Frisby will receive a fee of $2,000 in cash for each Board or committee meeting that he attends.  Non-management directors are permitted under the PHI Non-Management Directors Compensation Plan to elect to receive their cash retainer payments and meeting fees in shares of PHI common stock.  Such directors are also permitted to defer the receipt of their cash retainer under the terms of the Pepco Holdings, Inc. Second Revised and Restated Executive and Director Deferred Compensation Plan (and Mr. Frisby will be eligible to so defer his cash retainer beginning on January 1, 2013, if he elects to do so).  PHI also provides non-management directors with insurance coverage and other benefits as described in the PHI Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2012.

The restricted stock unit award to be granted to Mr. Frisby as part of his 2012 annual retainer will vest in full on the date of PHI’s 2013 Annual Meeting of Stockholders.  Non-management directors are also permitted under the 2012 LTIP to defer the receipt of shares of common stock that may be issued pursuant to the settlement of a director’s restricted stock unit award.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	September 27, 2012	/s/ JOSEPH M. RIGBY
Name: Joseph M. Rigby Title: Chairman of the Board, President and Chief Executive Officer

3